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EXHIBIT 11. COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                    (Dollars in Thousands Except Per Share Data and Number of Shares)
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                                                        Weighted Average
Three-Month Periods Ended                               Number of Shares             Net                   Earnings Per
June 30,                                                     Outstanding          Income                   Common Share
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
1999                                                          10,081,320          $   541                         $ .05
1998                                                          10,685,374           12,610                          1.18
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


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                                                    (Dollars in Thousands Except Per Share Data and Number of Shares)
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                                                         Weighted Average
Six-Month Periods Ended                                 Number of Shares             Net                   Earnings Per
June 30,                                                     Outstanding          Income                   Common Share
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
1999                                                          10,086,492          $ 3,505                         $ .35
1998                                                          10,702,805           21,492                          2.01
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


Computation of weighted average number of common and common equivalent shares:

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Three-Month Periods Ended June 30,                                                1999                  1998
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
Common shares outstanding beginning of the period                              10,091,721            10,709,222
Weighted average of the common
shares purchased and retired or reissued                                          (10,401)              (23,848)
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Weighted average number of common shares                                       10,081,320            10,685,374
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


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Six-Month Periods Ended June 30,                                                  1999                  1998
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
Common shares outstanding beginning of the period                              10,091,721            10,727,322
Weighted average of the common
shares purchased and retired or reissued                                           (5,229)              (24,517)
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Weighted average number of common shares                                       10,086,492            10,702,805
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